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                                      EX-1



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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT



         In accordance with Rule 13d-1(f)(1)(iii) of the Securities and Exchange Commission, the undersigned hereby agree to the joint filing with each other of the attached Schedule 13D and all amendments to such Schedule 13D and that such
Schedule 13D and all amendments to such Schedule 13D is and shall be made on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 6th day of June, 1996.

                         EVEREST PARTNERS, L.P.


                         By:      Everest Advisors, Inc.
                                  a New York corporation
                                  its General Partner

                                  By:      David M.W. Harvey
                                           President and Secretary


                                           /s/ DAVID M.W. HARVEY
                                           ---------------------


                         EVEREST ADVISORS, INC.


                         By:      David M.W. Harvey
                                  President and Secretary


                                  /s/ DAVID M.W. HARVEY
                                  ---------------------


                         DAVID M.W. HARVEY



                         /s/ DAVID M.W. HARVEY
                         ---------------------
                         David M.W. Harvey